NEWS RELEASE

MATERION CORPORATION REPORTS RECORD THIRD QUARTER 2019 FINANCIAL RESULTS, NARROWS FULL-YEAR EARNINGS GUIDANCE, AND DECLARES FOURTH QUARTER DIVIDEND

MAYFIELD HEIGHTS, Ohio - October 24, 2019 - Materion Corporation (NYSE:MTRN) today reported third quarter 2019 financial results.

Third Quarter 2019 Results

Net sales were $306.0 million; value-added sales increased 4% to $188.6 million

Operating profit was $6.3 million; adjusted operating profit of $21.2 million was up 13% year-over-year

Diluted earnings per share were $0.17; Adjusted earnings per share were $0.81, up 19% versus the prior year

Earnings Guidance

The Company is narrowing its full-year 2019 adjusted earnings guidance within the previously announced range to $3.15 to $3.20 per share, diluted

“I am pleased we delivered the eleventh consecutive quarter of year-over-year value-added sales and profit growth, despite a challenging macroeconomic environment,” stated Jugal Vijayvargiya, President and Chief Executive Officer. “We remain committed to executing our multi-pillar One Materion strategy and will continue to make the necessary investments to deliver growth over the long term.”

THIRD QUARTER 2019 RESULTS

Net sales for the third quarter of 2019 were $306.0 million, compared to $297.2 million in the prior year third quarter. Value-added sales of $188.6 million were a third quarter record, up 4% from the prior year primarily due to end market strength and new application wins in the aerospace and defense markets, plus the timing of beryllium hydroxide shipments. These positives more than offset weakness in the automotive, energy, and telecom and data center end markets.

Operating profit for the third quarter was $6.3 million, compared to $18.7 million in the prior year.
Adjusting operating profit was $21.2 million, or 11.2% of value-added sales, a third quarter record and the fifth consecutive quarter with double-digit profit margins. Adjusted operating profit included non-cash goodwill and asset impairment charges of $14.1 million related to the Large Area Coatings product line included in the Precision Coatings segment. In addition, operating profit was adjusted for restructuring charges of $0.8 million related to cost reduction actions.

Third quarter 2019 net income was $3.5 million, or $0.17 per share, diluted, compared to $0.97 per share, diluted, in 2018. Excluding the non-recurring special items, adjusted net income was $16.8 million, or $0.81 per share, an increase of 19% versus the prior year adjusted net income of $0.68 per share.

OUTLOOK

The current macroeconomic environment remains challenged due to an elevated risk of uncertainty impacting a number of the end markets we serve, including automotive, industrial, energy, and telecom and data center. We remain focused on executing our multi-pillar strategy and making the necessary investments to deliver long-term growth.

Based on the current order entry and outlook, we are narrowing our full-year 2019 adjusted earnings guidance within the previously announced range to $3.15 to $3.20 per share. The midpoint of the revised guidance represents a 33% increase from the prior year.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

DIVIDEND ANNOUNCEMENT

Today the Company announced the declaration of its fourth quarter dividend of $0.11 per share payable on December 4, 2019 to shareholders of record on November 8, 2019.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, October 24, 2019. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until November 7, 2019 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 41631. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

•	Actual net sales, operating rates, and margins for 2019;

•	The global economy, including the impact of tariffs and trade agreements;

•	The impact of any U.S. Federal Government shutdowns and sequestrations;

•
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: semiconductor, industrial, aerospace and defense, automotive, energy, consumer electronics, and telecom and data center.

•	Changes in product mix and the financial condition of customers;

•	Our success in developing and introducing new products and new product ramp-up rates;

•	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

•	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

•	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

•
Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans;

•	The uncertainties related to the impact of war, terrorist activities, and acts of God;

•	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; and

•	The risk factors as set forth in Item 1A of our 2018 Annual Report on Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Stephen F. Shamrock                    John G. McCloskey
(216) 383-4010                        (216) 383-6835
stephen.shamrock@materion.com            john.mccloskey@materion.com

https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(In thousands except per share amounts)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net sales	$305,979	$297,193	$905,263	$909,745
Cost of sales	241,034	232,258	701,412	724,692
Gross margin	64,945	64,935	203,851	185,053
Selling, general, and administrative expense	36,311	38,872	116,266	115,807
Research and development expense	5,262	4,250	13,064	11,753
Goodwill impairment charges	11,560	—	11,560	—
Asset impairment charges	2,581	—	2,581	—
Other — net	2,942	3,147	9,954	10,384
Operating profit	6,289	18,666	50,426	47,109
Interest expense — net	436	613	1,402	2,010
Other non-operating expense—net	127	800	3,484	1,679
Income before income taxes	5,726	17,253	45,540	43,420
Income tax expense (benefit)	2,263	(2,713)	9,631	1,746
Net income	$3,463	$19,966	$35,909	$41,674
Basic earnings per share:
Net income per share of common stock	$0.17	$0.99	$1.76	$2.06
Diluted earnings per share:
Net income per share of common stock	$0.17	$0.97	$1.74	$2.02
Weighted-average number of shares of common stock outstanding:
Basic	20,401	20,241	20,351	20,199
Diluted	20,677	20,648	20,645	20,607

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	September 27, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$94,526	$70,645
Accounts receivable, net	165,477	130,538
Inventories, net	191,956	214,871
Prepaid and other current assets	23,658	23,299
Total current assets	475,617	439,353
Deferred income taxes	1,848	5,616
Property, plant, and equipment	909,254	898,251
Less allowances for depreciation, depletion, and amortization	(675,039)	(647,233)
Property, plant, and equipment—net	234,215	251,018
Operating lease, right-of-use asset	25,054	—
Intangible assets	6,692	6,461
Other assets	17,452	7,236
Goodwill	78,961	90,657
Total Assets	$839,839	$800,341
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$857	$823
Accounts payable	43,675	49,622
Salaries and wages	40,069	47,501
Other liabilities and accrued items	35,549	33,301
Income taxes	1,637	2,615
Unearned revenue	5,188	5,918
Total current liabilities	126,975	139,780
Other long-term liabilities	11,021	14,764
Operating lease liabilities	19,453	—
Finance lease liabilities	17,535	15,221
Retirement and post-employment benefits	31,026	38,853
Unearned income	29,270	32,563
Long-term income taxes	3,121	2,993
Deferred income taxes	2,175	195
Long-term debt	1,467	2,066
Shareholders’ equity	597,796	553,906
Total Liabilities and Shareholders’ Equity	$839,839	$800,341

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
(Thousands)	September 27, 2019	September 28, 2018
Cash flows from operating activities:
Net income	$35,909	$41,674
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	31,955	26,506
Amortization of deferred financing costs in interest expense	720	720
Stock-based compensation expense (non-cash)	5,230	3,782
Deferred income tax expense (benefit)	5,725	(5,341)
Impairment charges	14,141	—
Net pension curtailments and settlements	3,296	359
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(36,146)	(10,274)
Decrease (increase) in inventory	22,089	19,754
Decrease (increase) in prepaid and other current assets	(416)	4,648
Increase (decrease) in accounts payable and accrued expenses	(14,114)	(10,290)
Increase (decrease) in unearned revenue	(728)	2,365
Increase (decrease) in interest and taxes payable	(1,499)	5,557
Domestic pension plan contributions	(4,500)	(38,000)
Other-net	(2,126)	7,783
Net cash provided by operating activities	59,536	49,243
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(18,193)	(21,809)
Payments for mine development	(1,903)	(5,192)
Proceeds from sale of property, plant, and equipment	17	26
Net cash used in investing activities	(20,079)	(26,975)
Cash flows from financing activities:
Repayment of long-term debt	(599)	(513)
Principal payments under finance lease obligations	(894)	(573)
Cash dividends paid	(6,612)	(6,262)
Repurchase of common stock	(199)	—
Payments of withholding taxes for stock-based compensation awards	(4,832)	(3,006)
Deferred financing costs	(2,018)	—
Net cash used in financing activities	(15,154)	(10,354)
Effects of exchange rate changes	(422)	(146)
Net change in cash and cash equivalents	23,881	11,768
Cash and cash equivalents at beginning of period	70,645	41,844
Cash and cash equivalents at end of period	$94,526	$53,612

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2019		September 28, 2018		September 27, 2019		September 28, 2018
Net Sales
Performance Alloys and Composites	$130.7		$124.1		$393.1		$372.1
Advanced Materials	147.7		144.1		424.9		448.0
Precision Coatings	27.6		29.0		87.3		89.7
Other	—		—		—		—
Total	$306.0		$297.2		$905.3		$909.8

Less: Pass-through Metal Cost
Performance Alloys and Composites	$18.7		$19.2		$56.3		$56.8
Advanced Materials	92.1		88.8		253.5		277.1
Precision Coatings	5.2		6.0		19.2		19.7
Other	1.4		1.3		5.1		3.1
Total	$117.4		$115.3		$334.1		$356.7

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$112.0		$104.9		$336.8		$315.3
Advanced Materials	55.6		55.3		171.4		170.9
Precision Coatings	22.4		23.0		68.1		70.0
Other	(1.4)		(1.3)		(5.1)		(3.1)
Total	$188.6		$181.9		$571.2		$553.1

Gross Margin		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$38.2	34%	$35.3	34%	$119.0	35%	$94.2	30%
Advanced Materials	18.7	34%	20.5	37%	60.9	36%	62.6	37%
Precision Coatings	9.1	41%	9.9	43%	28.8	42%	29.0	41%
Other	(1.1)	—	(0.8)	—	(4.8)	—	(0.8)	—
Total	$64.9	34%	$64.9	36%	$203.9	36%	$185.0	33%

Operating Profit		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$18.8	17%	$16.7	16%	$57.1	17%	$38.9	12%
Advanced Materials	6.2	11%	6.9	12%	19.4	11%	18.4	11%
Precision Coatings	(11.2)	(50)%	3.5	15%	(5.2)	(8)%	9.1	13%
Other	(7.5)	—	(8.4)	—	(20.9)	—	(19.3)	—
Total	$6.3	3%	$18.7	10%	$50.4	9%	$47.1	9%

	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2019		September 28, 2018		September 27, 2019		September 28, 2018
Special Items
Performance Alloys and Composites	$—		$—		$—		$—
Advanced Materials	—		—		—		—
Precision Coatings	14.5		—		14.5		—
Other	0.4		—		0.4		0.7
Total	$14.9		$—		$14.9		$0.7

Operating Profit Excluding Special Items		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$18.8	17%	$16.7	16%	$57.1	17%	$38.9	12%
Advanced Materials	6.2	11%	6.9	12%	19.4	11%	18.4	11%
Precision Coatings	3.3	15%	3.5	15%	9.3	14%	9.1	13%
Other	(7.1)	—	(8.4)	—	(20.5)	—	(18.6)	—
Total	$21.2	11%	$18.7	10%	$65.3	11%	$47.8	9%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions except per share amounts)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
GAAP as Reported
Net Sales	$306.0	$297.2	$905.3	$909.8
Operating profit	6.3	18.7	50.4	47.1
Net income	3.5	20.0	35.9	41.7
EPS - Diluted	$0.17	$0.97	$1.74	$2.02

Operating Profit Special Items
Impairment charges	$14.1	$—	$14.1	$—
Cost reduction initiatives	0.8	—	0.8	—
Legacy legal & environmental costs	—	—	—	0.7
Total Operating Profit Special Items	$14.9	$—	$14.9	$0.7
Operating Profit Special Items - net of tax	$12.3	$—	$12.3	$0.6
Other Non-Operating Expense Special Items - net of tax	$—	$—	$2.6	$—
Tax Special Item	$1.0	$(6.0)	$1.0	$(6.6)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$188.6	$181.9	$571.2	$553.1
Operating profit	21.2	18.7	65.3	47.8
Operating profit % of VA	11.2%	10.3%	11.4%	8.6%
Net income	16.8	14.0	51.8	35.7
EPS - Diluted	$0.81	$0.68	$2.51	$1.73

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash pension charges, legacy legal and environmental costs, cost reduction initiatives, non-cash impairment charges, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	Third Quarter Ended			Nine Months Ended
(Millions)	September 27, 2019	September 28, 2018	% Change	September 27, 2019	September 28, 2018	% Change
Materion Corporation
Industrial	$34.9	$32.7	6.7%	$104.9	$99.6	5.3%
Semiconductor	34.3	36.2	(5.2)%	108.4	113.6	(4.6)%
Aerospace and Defense	32.1	24.1	33.2%	92.2	75.0	22.9%
Consumer Electronics	16.8	16.1	4.3%	50.1	51.7	(3.1)%
Energy	18.4	19.7	(6.6)%	55.9	52.4	6.7%
Telecom and Data Center	13.5	15.0	(10.0)%	44.6	42.6	4.7%
Automotive	14.2	21.2	(33.0)%	46.1	59.9	(23.0)%
Other	24.4	16.9	44.4%	69.0	58.4	18.2%
Total	$188.6	$181.9	3.7%	$571.2	$553.2	3.3%
Performance Alloy and Composites
Industrial	$25.9	$23.9	8.4%	$75.9	$75.3	0.8%
Semiconductor	1.2	1.4	(14.3)%	4.3	3.7	16.2%
Aerospace and Defense	26.0	18.4	41.3%	75.3	58.7	28.3%
Consumer Electronics	11.1	11.2	(0.9)%	36.4	37.3	(2.4)%
Energy	9.5	10.8	(12.0)%	29.3	26.0	12.7%
Telecom and Data Center	13.1	14.8	(11.5)%	44.1	42.2	4.5%
Automotive	12.1	19.1	(36.6)%	40.3	53.7	(25.0)%
Other	13.1	5.3	147.2%	31.2	18.4	69.6%
Total	$112.0	$104.9	6.8%	$336.8	$315.3	6.8%
Advanced Materials
Industrial	$5.7	$5.5	3.6%	$17.7	$15.0	18.0%
Semiconductor	33.1	34.5	(4.1)%	103.9	108.7	(4.4)%
Aerospace and Defense	0.7	0.5	40.0%	1.9	1.5	26.7%
Consumer Electronics	0.1	0.1	—%	0.3	0.3	—%
Energy	9.0	8.8	2.3%	26.5	26.3	0.8%
Telecom and Data Center	0.3	0.2	50.0%	0.5	0.4	25.0%
Automotive	1.9	1.7	11.8%	4.9	5.1	(3.9)%
Other	4.8	4.0	20.0%	15.7	13.6	15.4%
Total	$55.6	$55.3	0.5%	$171.4	$170.9	0.3%
Precision Coatings
Industrial	$3.4	$3.3	3.0%	$11.4	$9.2	23.9%
Semiconductor	—	0.3	—%	0.2	1.2	(83.3)%
Aerospace and Defense	5.3	5.2	1.9%	14.9	14.8	0.7%
Consumer Electronics	5.6	4.7	19.1%	13.5	14.0	(3.6)%
Energy	—	—	—%	—	—	—%
Telecom and Data Center	—	—	—%	—	—	—%
Automotive	0.3	0.4	(25.0)%	0.9	1.1	(18.2)%
Other	7.8	9.1	(14.3)%	27.2	29.7	(8.4)%
Total	$22.4	$23.0	(2.6)%	$68.1	$70.0	(2.7)%

Eliminations	$(1.4)	$(1.3)		$(5.1)	$(3.0)